Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of AeroVironment, Inc. (the “Company”) hereby certifies, to the best of his knowledge, that:
(i)	the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended January 27, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 9, 2007

/S/ Stephen C. Wright
Stephen C. Wright
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 909 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.